UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2008
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Address of principal executive offices: 637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code: (919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The information, including Exhibit 99.1, in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.
On September 18, 2008, Harris Stratex Networks, Inc. (“Harris Stratex” or the “Company”) issued a press release announcing, among other things, its revenue and net loss for the quarter and year ended June 27, 2008, and updated guidance regarding expected revenue for the first quarter of fiscal 2009. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in response to this item. In addition, the information provided in response to Item 4.02, below, is incorporated by reference in response to this item.
Non-GAAP Measures and Comparative Financial Information
Harris Stratex Networks, Inc. reports information in accordance with U.S. generally accepted accounting principles (“GAAP”). The GAAP information presented in the attached press release consists of revenue and net loss of the Company for the quarter and years ended June 27, 2008 and June 29, 2007. On January 26, 2007, the Microwave Communications Division of Harris Corporation and Stratex Networks, Inc. merged into Harris Stratex Networks, Inc. becoming one reporting entity. Accordingly, management of Harris Stratex Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share for the new combined entity on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. As such, historical non-GAAP combined information has been included in the attached press release for comparative purposes. These measures exclude certain costs and expenses as discussed therein. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in the Company’s business and to better understand the Company’s performance.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
As previously announced on July 30, 2008, Harris Stratex Networks, Inc. and its Audit Committee concluded that our previously issued consolidated financial statements would be restated for the correction of errors. The effect of these restatement items decreased shareholders’ equity cumulatively by $15.3 million as of March 28, 2008, $11.6 million as of June 29, 2007, $7.7 million as of June 30, 2006, $4.9 million as of July 1, 2005 and $1.9 million as of July 2, 2004, respectively. Previously reported net income was decreased by $3.7 million for the three quarters ended March 28, 2008 and net loss was increased by $3.9 million, $2.8 million and $3.0 million for the fiscal years ended June 29, 2007, June 30, 2006 and July 1, 2005, respectively. Details of the nature of the corrections are as follows:
Inventory
Project costs are accumulated in work in process inventory accounts in our cost accounting systems. As products are shipped or otherwise meet our revenue recognition criteria, these project costs are recorded to cost of sales. Estimates may be required if certain costs have been incurred but not yet invoiced to us. On a routine and periodic basis, we review the work in process balances related to these projects to ensure all appropriate costs have been recorded to cost of sales in a timely manner and in the period to which they relate.
During fiscal 2008, we determined that this review had not been performed in a manner sufficient to identify significant project cost variances remaining in certain inventory accounts, and that the resulting errors impacted prior quarters and prior years. To correct this error, we decreased work in process inventory compared to amounts previously recorded by $14.1 million, $9.6 million and $5.0 million as of March 28, 2008, June 29, 2007 and June 30, 2006, respectively, and increased cost of external product sales and services by $4.5 million for the three quarters ended March 28, 2008 and $4.6 million, $2.1 million and $2.4 million for the fiscal years ended June 29, 2007, June 30, 2006 and July 1, 2005, respectively. A $0.5 million increase in the cost of external product sales and services was recorded in fiscal years ended prior to July 1, 2005.

Inventory and Intercompany Account Reconciliations
During the course of the year end close for the fiscal year ending June 27, 2008, we determined that certain account reconciliation adjustments recorded in the fourth quarter of fiscal 2008, which related primarily to inventory and intercompany accounts receivable accounts, should have been recorded in prior quarters or prior years. We determined that certain manual controls had not been performed for certain periods, resulting in accounting errors. More specifically, we identified errors in the work in process inventory balances resulting from incorrect account reconciliation processes. To correct this error, we decreased work in process inventory compared to amounts previously recorded by $2.5 million, $1.9 million and $0.5 million as of March 28, 2008, June 29, 2007 and June 30, 2006, respectively, and increased cost of external product sales by $0.6 million for the three quarters ended March 28, 2008 and $1.4 million, $0.6 million and $0.3 million for the fiscal years ended June 29, 2007, June 30, 2006 and July 1, 2005, respectively. A $0.4 million decrease in the cost of external product sales was recorded in fiscal year 2004.
We also identified errors in accounts receivable balances as a result of control deficiencies in the recording and elimination of intercompany transactions. To correct this error, we decreased accounts receivable compared to amounts previously recorded by $3.1 million, $2.2 million and $2.2 million as of March 28, 2008, June 29, 2007 and June 30, 2006, respectively, and increased selling and administrative expenses by $0.9 million for the three quarters ended March 28, 2008, $0.1 million and $0.3 million for the fiscal years ended June 30, 2006 and July 1, 2005. A $1.8 million increase in selling and administrative expenses was recorded in fiscal year 2004.
Warranty Liability
Our liability for product warranties contains the estimated accrual for certain technical assistance service provided under our standard warranty policy. We determined that these costs had not been properly included in warranty liability estimates for the former Stratex business in previously issued financial statements. To correct this error, we increased the warranty liability and increased goodwill related to the Stratex acquisition by $1.1 million as of March 28, 2008 and June 29, 2007.
Deferred Tax Liability
Taking into consideration the restatement adjustments described above, we reassessed our income tax provision in accordance with Financial Accounting Standards Statement No. 109. As a result, we decreased the net deferred tax liability balance and increased the income tax benefit by $4.4 million and $2.1 million as of June 27, 2008 and June 29, 2007, respectively. There was no impact on our consolidated financial statements as of June 30, 2006 and for the fiscal year then ended or for the fiscal year ended July 1, 2005.
The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with its independent registered public accounting firm, Ernst & Young LLP.
The following tables present the impact of the restatement adjustments on our previously reported consolidated balance sheets as of March 28, 2008, June 29, 2007 and June 30, 2006 as well as the impact on our previously reported consolidated statements of operations for the three quarters ended March 28, 2008 and fiscal years 2007, 2006 and 2005.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Quarters Ended March 28, 2008
	As Previously
	Reported	Adjustments	As Restated
	(In millions, except per share amounts)
Net revenues from product sales and services	$531.6	$—	$531.6
Cost of product sales and services:
Cost of external product sales	(306.3)	(4.7)	(311.0)
Cost of product sales with Harris Corporation	(4.2)	—	(4.2)

Total cost of product sales	(310.5)	(4.7)	(315.2)
Cost of services	(59.8)	(0.4)	(60.2)
Cost of sales billed from Harris Corporation	(4.6)	—	(4.6)
Amortization of purchased technology	(5.3)	—	(5.3)

Total cost of product sales and services	(380.2)	(5.1)	(385.3)

Gross margin	151.4	(5.1)	146.3
Research and development expenses	(34.8)	—	(34.8)
Selling and administrative expenses	(90.0)	(0.9)	(90.9)
Selling and administrative expenses with Harris Corporation	(5.2)	—	(5.2)

Total research, development, selling and administrative expenses	(130.0)	(0.9)	(130.9)
Acquired in-process research and development	—	—	—
Amortization of identifiable intangible assets	(5.6)	—	(5.6)
Restructuring charges	(8.4)	—	(8.4)
Corporate allocations expense from Harris Corporation	—	—	—

Operating income	7.4	(6.0)	1.4
Interest income	1.4	—	1.4
Interest expense	(2.2)	—	(2.2)

Income before provision for income taxes	6.6	(6.0)	0.6
Provision for income taxes	(1.1)	2.3	1.2

Net income	$5.5	$(3.7)	$1.8

Net income (loss) per common share of Class A and Class B common stock:
Basic	$0.09		$0.03
Diluted	$0.05		$(0.02)

Basic weighted average shares outstanding	58.4		58.4
Diluted weighted average shares outstanding	58.9		58.9

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Fiscal Year Ended June 29, 2007
	As Previously
	Reported	Adjustments	As Restated
	(In millions, except per share amounts)
Net revenues from product sales and services	$507.9	$—	$507.9
Cost of product sales and services:
Cost of external product sales	(281.2)	(5.1)	(286.3)
Cost of product sales with Harris Corporation	(1.3)	—	(1.3)

Total cost of product sales	(282.5)	(5.1)	(287.6)
Cost of services	(64.3)	(0.9)	(65.2)
Cost of sales billed from Harris Corporation	(5.4)	—	(5.4)
Amortization of purchased technology	(3.0)	—	(3.0)

Total cost of product sales and services	(355.2)	(6.0)	(361.2)

Gross margin	152.7	(6.0)	146.7
Research and development expenses	(39.4)	—	(39.4)
Selling and administrative expenses	(92.1)	—	(92.1)
Selling and administrative expenses with Harris Corporation	(6.8)	—	(6.8)

Total research, development, selling and administrative expenses	(138.3)	—	(138.3)
Acquired in-process research and development	(15.3)	—	(15.3)
Amortization of identifiable intangible assets	(7.5)	—	(7.5)
Restructuring charges	(9.3)	—	(9.3)
Corporate allocations expense from Harris Corporation	(3.7)	—	(3.7)

Operating loss	(21.4)	(6.0)	(27.4)
Interest income	1.8	—	1.8
Interest expense	(2.3)	—	(2.3)

Loss before provision for income taxes	(21.9)	(6.0)	(27.9)
Benefit for income taxes	4.0	2.1	6.1

Net loss	$(17.9)	$(3.9)	$(21.8)

Basic and diluted net loss per common share	$(0.72)	$(0.16)	$(0.88)
Basic and diluted weighted average shares outstanding	24.7		24.7

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Fiscal Year Ended June 30, 2006
	As Previously
	Reported	Adjustments	As Restated
	(In millions, except per share amounts)
Net revenues from product sales and services	$357.5	$—	$357.5
Cost of product sales and services:
Cost of external product sales	(222.7)	(2.4)	(225.1)
Cost of product sales with Harris Corporation	(7.4)	—	(7.4)

Total cost of product sales	(230.1)	(2.4)	(232.5)
Cost of services	(37.1)	(0.3)	(37.4)
Cost of sales billed from Harris Corporation	(5.3)	—	(5.3)
Amortization of purchased technology	—	—	—

Total cost of product sales and services	(272.5)	(2.7)	(275.2)

Gross margin	85.0	(2.7)	82.3
Research and development expenses	(28.8)	—	(28.8)
Selling and administrative expenses	(62.9)	(0.1)	(63.0)
Selling and administrative expenses with Harris Corporation	(5.6)	—	(5.6)

Total research, development, selling and administrative expenses	(97.3)	(0.1)	(97.4)
Acquired in-process research and development	—	—	—
Amortization of identifiable intangible assets	—	—	—
Restructuring charges	(3.8)	—	(3.8)
Corporate allocations expense from Harris Corporation	(12.4)	—	(12.4)

Operating loss	(28.5)	(2.8)	(31.3)
Interest income	0.5	—	0.5
Interest expense	(1.0)	—	(1.0)

Loss before provision for income taxes	(29.0)	(2.8)	(31.8)
Provision for income taxes	(6.8)	—	(6.8)

Net loss	$(35.8)	$(2.8)	$(38.6)

Basic and diluted net loss per common share	N/A		N/A
Basic and diluted weighted average shares outstanding	N/A		N/A

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Fiscal Year Ended July 1, 2005
	As Previously
	Reported	Adjustment	As Restated
	(In millions, except per share amounts)
Net revenues from product sales and services	$310.4	$—	$310.4
Cost of product sales and services:
Cost of external product sales	(181.5)	(1.7)	(183.2)
Cost of product sales with Harris Corporation	(3.7)	—	(3.7)

Total cost of product sales	(185.2)	(1.7)	(186.9)
Cost of services	(31.3)	(1.0)	(32.3)
Cost of sales billed from Harris Corporation	(4.3)	—	(4.3)
Amortization of purchased technology	—	—	—

Total cost of product sales and services	(220.8)	(2.7)	(223.5)

Gross margin	89.6	(2.7)	86.9
Research and development expenses	(28.0)	—	(28.0)
Selling and administrative expenses	(52.8)	(0.3)	(53.1)
Selling and administrative expenses with Harris Corporation	(6.0)	—	(6.0)

Total research, development, selling and administrative expenses	(86.8)	(0.3)	(87.1)
Acquired in-process research and development	—	—	—
Amortization of identifiable intangible assets	—	—	—
Restructuring charges	—	—	—
Corporate allocations expense from Harris Corporation	(6.2)	—	(6.2)

Operating loss	(3.4)	(3.0)	(6.4)
Interest income	0.9	—	0.9
Interest expense	(1.0)	—	(1.0)

Loss before provision for income taxes	(3.5)	(3.0)	(6.5)
Provision for income taxes	(0.3)	—	(0.3)

Net loss	$(3.8)	$(3.0)	$(6.8)

Basic and diluted net loss per common share	N/A		N/A
Basic and diluted weighted average shares outstanding	N/A		N/A

CONDENSED CONSOLIDATED BALANCE SHEET

	As of March 28, 2008
	As Previously
	Reported	Adjustment	As Restated
ASSETS
Current Assets
Cash and cash equivalents	$97.0	$—	$97.0
Short-term investments and available for sale securities	3.4	—	3.4

Receivables	199.0	(3.1)	195.9
Unbilled costs	35.7	—	35.7
Inventories	125.3	(16.6)	108.7
Deferred income taxes	6.5	—	6.5
Other current assets	17.5	—	17.5

Total current assets	484.4	(19.7)	464.7
Long-Term Assets
Property, plant and equipment	74.4	—	74.4
Goodwill	315.4	1.1	316.5
Identifiable intangible assets	133.2	—	133.2
Other long-term assets	16.0	—	16.0

	539.0	1.1	540.1

Total assets	$1,023.4	$(18.6)	$1,004.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term debt	$—	$—	$—
Current portion of long-term debt	6.0	—	6.0
Accounts payable	81.8	—	81.8
Compensation and benefits	12.5	—	12.5
Other accrued items	44.8	1.1	45.9
Advance payments and unearned income	26.7	—	26.7
Income taxes payable	3.6	—	3.6
Restructuring liabilities	6.7	—	6.7
Current portion of long-term capital lease obligation to Harris Corporation	1.6	—	1.6
Due to Harris Corporation	20.5	—	20.5

Total current liabilities	204.2	1.1	205.3
Long-term liabilities	42.9	(4.4)	38.5

Total liabilities	247.1	(3.3)	243.8
Total shareholders’ equity	776.3	(15.3)	761.0

Total liabilities and shareholders’ equity	$1,023.4	$(18.6)	$1,004.8

CONDENSED CONSOLIDATED BALANCE SHEET

	As of June 29, 2007
	As Previously
	Reported	Adjustment	As Restated
ASSETS
Current Assets
Cash and cash equivalents	$69.2	$—	$69.2
Short-term investments and available for sale securities	20.4	—	20.4

Receivables	185.3	(2.2)	183.1
Unbilled costs	36.9	—	36.9
Inventories	135.7	(11.5)	124.2
Deferred income taxes	4.1	—	4.1
Other current assets	21.7	—	21.7

Total current assets	473.3	(13.7)	459.6
Long-Term Assets
Property, plant and equipment	80.0	—	80.0
Goodwill	323.6	1.1	324.7
Identifiable intangible assets	144.5	—	144.5
Other long-term assets	16.7	—	16.7

	564.8	1.1	565.9

Total assets	$1,038.1	$(12.6)	$1,025.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term debt	$1.2	$—	$1.2
Current portion of long-term debt	10.7	—	10.7
Accounts payable	84.7	—	84.7
Compensation and benefits	11.5	—	11.5
Other accrued items	44.7	1.1	45.8
Advance payments and unearned income	22.3	—	22.3
Income taxes payable	6.8	—	6.8
Restructuring liabilities	10.8	—	10.8
Current portion of long-term capital lease obligation to Harris Corporation	3.1	—	3.1
Due to Harris Corporation	17.2	—	17.2

Total current liabilities	213.0	1.1	214.1
Long-term liabilities	67.1	(2.1)	65.0

Total liabilities	280.1	(1.0)	279.1
Total shareholders’ equity	758.0	(11.6)	746.4

Total liabilities and shareholders’ equity	$1,038.1	$(12.6)	$1,025.5

CONDENSED CONSOLIDATED BALANCE SHEET

	As of June 30, 2006
	As Previously
	Reported	Adjustment	As Restated
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$13.8	$—	$13.8
Short-term investments and available for sale securities	—	—	—
Receivables	123.9	(2.2)	121.7
Unbilled costs	25.5	—	25.5
Inventories	71.9	(5.5)	66.4
Deferred income taxes	—	—	—
Other current assets	6.7	—	6.7

Total current assets	241.8	(7.7)	234.1
Long-Term Assets
Property, plant and equipment	52.2	—	52.2
Goodwill	28.3	—	28.3
Identifiable intangible assets	6.4	—	6.4
Other long-term assets	23.9	—	23.9

	110.8	—	110.8

Total assets	$352.6	$(7.7)	$344.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term debt	$0.2	$—	$0.2
Current portion of long-term debt	—	—	—
Accounts payable	42.1	—	42.1
Compensation and benefits	17.4	—	17.4
Other accrued items	16.9	—	16.9
Advance payments and unearned income	9.2	—	9.2
Income taxes payable	—	—	—
Restructuring liabilities	2.2	—	2.2
Current portion of long-term capital lease obligation to Harris Corporation	—	—	—
Due to Harris Corporation	—	—	—

Total current liabilities	88.0	—	88.0
Long-term liabilities	12.6	—	12.6

Total liabilities	100.6	—	100.6
Total shareholders’ equity	252.0	(7.7)	244.3

Total liabilities and shareholders’ equity	$352.6	$(7.7)	$344.9

Item 8.01 Other Events.
     The information in this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.
     On September 15, 2008 a complaint relating to the Company’s prior announcement that it would restate its financial statements was filed in the United States District Court for the District of Delaware. Plaintiff Norfolk County Retirement System filed the complaint against Harris Stratex Networks, Inc. certain members of its Board of Directors and certain of its executive officers on behalf of an alleged class of purchasers of Harris Stratex Networks securities from January 29, 2007 to July 30, 2008 including shareholders of Stratex Networks, Inc. who exchanged shares of Stratex Networks, Inc. for shares of Harris Stratex Networks, Inc. as part of the merger between Stratex Networks and the Microwave Communications Division of Harris Corporation. The complaint alleges violations of the Securities Act of 1933 and Exchange Act of 1934 and seeks unspecified damages.
     Harris Stratex believes that it has meritorious defenses to this lawsuit and intends to defend the litigation vigorously. Harris Stratex anticipates that additional similar complaints may be filed in the future and Harris Stratex Networks does not intend to make future announcements regarding this or similar litigation, except as required in its Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is furnished herewith:

99.1	Press Release, issued by Harris Stratex Networks, Inc. on September 18, 2008 (furnished pursuant to Item 2.02).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Sarah A. Dudash
	Name:	Sarah A. Dudash
	Title:	Vice President and Chief Financial Officer

Date: September 19, 2008

EXHIBIT INDEX

Exhibit No.
Under
Regulation S-K,
Item 601	Description

99.1	Press Release, issued by Harris Stratex Networks, Inc. on September 18, 2008 (furnished pursuant to Item 2.02).